Exhibit 10.1

                             FORM OF

               AMENDED AND RESTATED PROMISSORY NOTE


U.S. $_____________                            September 22, 1998


     THIS AMENDED AND RESTATED PROMISSORY NOTE amends, restates and renews the indebtedness evidenced by that certain Promissory Note dated March 5, 1998, in the principal amount of $____________, the original of which is attached hereto and marked "cancelled". This Amended and Restated Promissory Note shall hereafter evidence the obligations of the Maker (as hereafter defined) to Payee (as hereafter defined) with respect to the indebtedness of the attached note now evidenced by this Amended and Restated Promissory Note.

     FOR VALUE RECEIVED, the undersigned nSTOR TECHNOLOGIES,
INC., a Delaware corporation with its principal place of business at 100 Century Boulevard, West Palm Beach, Florida 33417; Fax:
(561) 640-3160 (hereinafter called "Maker") hereby promises to pay to the order of ______________________________________ at the address of Payee's principal place of business stated above, or at such other place as the Payee may designate in writing, the sum of ________________________U.S. Dollars (U.S. $____________) (the
"Principal Amount"), plus interest on the outstanding balance of the Principal Amount at the rate of ten percent (10%) per annum, payable monthly, from the date hereof until the date when said sum is paid in full in accordance with the terms hereof. The entire Principal Amount plus all accrued interest thereon shall be due and payable in full on September 5, 2000.

     This note evidences an obligation under, and pursuant to the terms of, a Loan Agreement, dated of even date herewith (the "Loan Agreement"), between Payee and Maker. This note is secured by that certain Amended and Restated Security Agreement, dated of even date herewith (the "Security Agreement") between Maker, Payee and certain other parties.

     Each of the following shall constitute an event of default ("Event of Default") hereunder: (i) failure by Maker to pay the Principal Amount plus all accrued interest thereon in full on or before the date when due hereunder, (ii) occurrence of an "Event of Default" under the Loan Agreement (an "Event of Default" as defined therein), or (iii) occurrence of an "Event of Default" under the Security Agreement (an "Event of Default" as defined therein).

     Upon the occurrence of an Event of Default hereunder, the entire unpaid amount of this note shall thereupon be immediately due and payable, and the Payee shall have all rights and remedies provided under this note, the Loan Agreement, the Security Agreement, and applicable law.

     Maker shall have the right, in Maker's discretion at any time, without payment of premium or penalty, to prepay in whole or in part the unpaid balance of this note.

     Payment of this Note is subject to all of the terms and conditions of the Loan Agreement.

     This note shall be governed by and construed under the laws of the State of Florida. The exclusive venue for any litigation in connection with or arising out of this note shall be Palm Beach County, Florida, and the Maker hereby consents and submits to the jurisdiction of the state and federal courts sitting in Palm Beach County, Florida.

     MAKER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY
WAIVES THE RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY
LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN
CONNECTION WITH THIS NOTE.

                              nSTOR TECHNOLOGIES, INC.

                              By:  /s/ Michael L. Wise
                              ___________________________
                              Name: Michael L. Wise
                              Title:  Vice President



Exhibit 10.2

                        SECURITY AGREEMENT

          This SECURITY AGREEMENT ("Agreement") is made and entered into as of this 31st day of July, 1998, by nSTOR TECHNOLOGIES, INC., a Delaware corporation, with its principal place of business at 100 Century Boulevard, West Palm Beach, Florida 33417 ("Debtor") in favor of H. Irwin Levy, an individual resident of the State of Florida ("Secured Party"), with a business address at 100 Century Boulevard, West Palm Beach, Florida 33417.

                           WITNESSETH:

     WHEREAS, Secured Party has entered into a Loan Agreement of even date herewith with Debtor (the "Loan Agreement");

     WHEREAS, pursuant to the Loan Agreement, as security for payment of the indebtedness due thereunder and under the Promissory Note of even date therewith delivered pursuant to the Loan Agreement (the "Note"), and in consideration of the financial accommodations and agreements therein contained, Debtor agreed to grant to Secured Party a lien and security interest in all assets now owned or hereafter acquired by Debtor;

          NOW, THEREFORE, in consideration of the foregoing, Debtor and Secured Party hereby agree as follows:


          I. Definitions. When used herein, the following capitalized defined terms shall have the following respective meanings:

          "Account Debtor" shall mean the party obligated on or under any Account Receivable.

          "Account Receivable" shall mean (a) any present or future right of the Debtor to receive and collect payment for goods or services now or hereafter rendered, to an Account Debtor, (b) all present and future chattel paper and instruments acquired by the Debtor drawn, made, issued or otherwise created in connection with any transaction giving rise to an Account Receivable and any proceeds thereof, (c) all present and future rights of the Debtor to proceeds of any insurance, indemnity, warranty or guaranty with respect to any goods sold or leased or services rendered in a transaction giving rise to an Account Receivable, (d) all present and future rights of the Debtor to claim for damages arising out of a breach of or default under any contract, to terminate any contract giving rise to any Account Receivable, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder, (e) all goods in the Debtor's possession or held for the Debtor's account the sale or lease of which shall have given rise to an Account Receivable and the proceeds of any resale or subsequent lease thereof, and (f) all present and future rights of Debtor to receive cash, property or other distributions from any partnership arising out of or in connection with Debtor's interest as a limited or general partner in such partnership.

          "Chattel Paper" shall mean all of Debtor's now owned or hereafter acquired chattel paper, such term having the broadest meaning attributable to it under the Uniform Commercial Code in force in the state of Florida (hereinafter the "Uniform
Commercial Code").

          "Collateral" shall mean all right, title and interest of the Debtor in and to (i) any Account Receivable, (ii) all Inventory, (iii) all Equipment, (iv) all Fixtures, (v) all Personal Property, (vi) all Chattel Paper, (vii) all General Intangibles, (viii) all Documents, (ix) all Instruments, (x) all bank accounts, cash, stock and all other assets of any nature or kind now owned or hereafter acquired by Debtor, and all interest of Debtor in any of the foregoing, together with (xi) all additions to, substitutions for and all proceeds, products and accessions of any and all property described and designated as
(i) through (x) above and all proceeds, monies, income, products and benefits attributable or accruing to any of the foregoing property and which Debtor is or may hereafter become entitled to receive on account of said property.

          "Default" shall mean the occurrence of any one or more of the following events: (a) the Debtor's failure to pay, when due, any amount payable in respect of all or any portion of the Indebtedness; (b) the loss, theft, destruction or encumbrance of, or substantial damage to, the Collateral or any portion thereof or the making of any levy, seizure or attachment thereof or therein; (c) the Debtor's failure to refusal to perform, or breach or violation of any of the terms, covenants, representations or warranties of, or occurrence of any event of default under this Agreement, the Loan Agreement, the Note or any other instrument, document or agreement evidencing, securing or relating to any portion of the Indebtedness; (d) the Debtor's failure to pay debts as and when due and payable, or the making of any assignment by Debtor for the benefit of creditors; (e) the commencement of any proceedings by or against Debtor under any insolvency, bankruptcy or other debtor relief laws in any jurisdiction, including without limitation any such proceedings seeking the liquidation, arrangement, or reorganization of the Debtor under any bankruptcy or insolvency procedure, or any formal or informal proceeding for the liquidation, dissolution or settlement of claims by or against the Debtor; (f) any application for the appointment of a receiver for the assets of Debtor, (g) the entry of a judgment against the Debtor or (h) the occurrence of an Event of Default under the Loan Agreement or the Note (as Event of Default is defined therein).

          "Documents" shall mean all documents now owned or hereafter acquired by Debtor, such term having the broadest meaning attributable to it under the Uniform Commercial Code or other applicable law.

          "Fixtures" shall mean all goods, chattels, fixtures, equipment and all personal property affixed or in any manner attached to any land and/or building(s) or structure(s) thereon, now owned or hereafter acquired by Debtor or in which Debtor now owns or hereafter acquired any interest, including all additions, accessions and appurtenances thereto, all replacements and substitutions therefor, and all proceeds, products and accessions, thereof, however attached or affixed and wherever located. As used herein the term "Fixtures" shall have the broadest meaning attributable to it under the Uniform Commercial Code or other applicable law.

          "General Intangibles" shall mean all personal property other than goods, accounts, chattel paper, documents and instruments, now owned or hereafter acquired by Debtor, such term having the broadest meaning attributable to it under the Uniform Commercial Code or other applicable law, and including without limitation all things in action, all contract rights, subscription rights and all rights and interests of any nature or kind now owned or hereafter acquired by Debtor in any partnership, venture or other business association or entity.

          "Indebtedness" shall mean (a) all liabilities and obligations of Debtor to Secured Party arising under or pursuant to the Loan Agreement, the Note or this Agreement, (b) all renewals, extensions, increases, modifications and/or rearrangements or reschedulings of any or all of the foregoing referenced liabilities and obligations and of any part thereof, and any substitutions of the same, to which the Secured Party may hereafter agree in writing, and (c) all costs, expenses and attorneys' fees and legal expenses which may be paid or incurred by the Secured Party in connection with (x) enforcing payment by Debtor of the Indebtedness, (y) enforcing its security interest hereunder, or (z) protecting, preserving, handling, dealing with, selling or otherwise disposing of or realizing upon the Collateral or its security interest therein.

          "Instruments" shall mean all instruments now owned or hereafter acquired by Debtor, such term having the broadest meaning attributable to it under the Uniform Commercial Code or other applicable law.

          "Inventory" shall mean all goods now or hereafter (a) held by Debtor for sale or lease, (b) furnished or to be furnished by Debtor to a third party under any contract of service, (c) held by Debtor as raw materials or work in process or (d) used or consumed by Debtor in the ordinary course of business.

          "Personal Property" shall mean all goods and all personal property of any nature or description, wherever located, now owned or hereafter acquired by Debtor, together with all additions or appurtenances thereto, all substitutions therefor, and all proceeds, products and accessions thereof. As used herein the term "goods" shall have the broadest meaning attributable to it under the Uniform Commercial Code or other applicable law.

          1. Grant of Security Interest. As security for the payment of the Indebtedness, the Debtor hereby grants, pledges and assigns to the Secured Party a continuing security interest in the Collateral.

          2.   Perfection of Security Interest.

               (a) Financing Statements and Other Actions. The Debtor hereby authorizes the Secured Party to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Collateral, without the signature of the Debtor where permitted by applicable law, and agrees itself to take all such other actions and to execute and deliver and file or cause to be filed such financing statements, continuation statements, and other documents, as the Secured Party may reasonably require in order to establish and maintain a perfected, valid and continuing security interest of the Secured Party in the Collateral.

               (b) Delivery. The Debtor agrees immediately to deliver to the Secured Party, appropriately endorsed to the order of the Secured Party, any Document or Instrument of which the Debtor is or becomes owner or holder.

          3. Records; Information. The Debtor agrees to keep at its principal place of business, as shown in the opening paragraph of this Agreement, its records concerning the Collateral, which records shall be sufficiently accurate to enable the Secured Party or its designee to determine at any time the status thereof. The Debtor agrees promptly to furnish to the Secured Party such information concerning the Debtor, the Collateral and any Account Debtor as the Secured Party may reasonably request.

          4. Representations and Warranties of the Debtor. The Debtor represents and warrants that: (a) it is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and is qualified to do business in all such jurisdictions in which it is doing business, (b) the execution, delivery and performance of this Agreement and the above pledge and assignment and grant of a security interest in the Collateral to the Secured Party have been duly authorized and are not contrary to or in violation of law, any order of a court or government agency, the Debtor's certificate of incorporation or by-laws, or any other agreement, instrument, or other document to which the Debtor is a party or by which the Debtor or any of its assets may be bound, (c) this Agreement is the legal, valid and binding obligation of the Debtor and, subject to the making of any filings required pursuant to Section 3(a) hereof and the delivery of any Collateral to the Secured Party pursuant to Section 3(b) hereof, creates a valid, enforceable and perfected security interest in the Collateral, first and prior to any or all other liens, claims, encumbrances or security interests except for the Permitted Liens and the Pari Passu Liens (as such terms are defined in the Loan Agreement), and the Debtor is duly authorized to make all filings and take all other actions necessary or desirable to perfect and to continue perfected such security interest, (d) all of the Debtor's right, title and interest in and to the Collateral is free and clear of all liens, claims, charges, pledges, security interests and encumbrances, except for the security interests granted to the Secured Party herein, the Permitted Liens and the Pari Passu Liens (as such terms are defined in the Loan Agreement), and (e) no consent of any person or entity is required, except such as have been obtained in writing by Debtor and delivered to Secured Party, in order to render this Agreement, the Loan Agreement and the Note fully enforceable against the Debtor in accordance with their terms or to prevent the execution and delivery of this Agreement, the Loan Agreement and the Note from violating the terms of or giving rise to a default or event of default under any other agreement, instrument or document to which the Debtor is a party or by which the Debtor or any of its assets are bound.

          5.   Covenants.

               (a) Affirmative Covenants. The Debtor shall (i) perform and observe all the terms and provisions of any agreement for the rendering of services or any other agreement, giving rise to an Account Receivable to be performed or observed by it, maintain any such agreement in full force and effect, enforce any such agreement in accordance with its terms, and take all such action to such and as may be from time to time requested by the Secured Party; (ii) at the Debtor's expense, furnish to the Secured Party promptly upon receipt thereof copies of all notices, requests and other documents received by the Debtor in connection with any Account Receivable, and from time to time (x) furnish to the Secured Party such information and reports regarding any Account Receivable as the Secured Party may reasonably request, and (y) upon request of the Secured Party, make to any Account Debtor such demand and request for information and reports or for such action as the Debtor may be entitled to make in connection with any Account Receivable; (iii) at the Debtor's expense, take such action as the Debtor or the Secured Party may deem necessary or advisable to enforce collection of amounts due or to become due in respect of any Account Receivable; (iv) take out and maintain in effect such policies of insurance covering the Collateral as the Secured Party may reasonably require; and (v) maintain and preserve the Collateral in good condition and take all such action to such end as may be from time to time requested by the Secured Party.

               (b) Negative Covenants. The Debtor shall not without the prior written consent of the Secured Party (i) sell, assign or otherwise dispose of the Collateral, or (ii) create or suffer to exist any security interest, financing statement, lien or other encumbrances upon or with respect to the Collateral to secure indebtedness of any person or entity, except for the security interest granted to the Secured Party hereunder and the Permitted Liens (as defined in the Loan Agreement).

          6. Rights of the Secured Party upon Default. On and after the occurrence of a Default by the Debtor, all the Indebtedness shall, at the option of the Secured Party, become immediately due and payable, without notice or demand. The Secured Party may (a) enforce collection of any of the Collateral by suit or any other lawful means available to the Secured Party,
(b) surrender, release or exchange all or any part of the Collateral, or compromise or extend or renew for any period any indebtedness thereunder or evidenced thereby, (c) assert all other rights of a secured party under the Uniform Commercial Code or other applicable law, including, without limitation, the right to take possession of, hold, collect, sell, lease or otherwise retain, liquidate or dispose of all or any portion of the Collateral. The proceeds of any collection, liquidation or other disposition of the Collateral shall be applied by the Secured Party first to the payment of all expenses (including without limitation, all fees, taxes, reasonable attorney's fees and legal expenses) incurred by the Secured Party in connection with retaking, holding, collecting, or liquidating the Collateral.
The balance of such proceeds, if any, shall, to the extent permitted by law, be applied to the payment of the Indebtedness in such order of application as the Secured Party may, in its sole discretion, elect. In case of any deficiency, the Debtor shall, whether or not then due, remain liable therefor.
In addition to the foregoing, the Secured Party shall be entitled to exercise any and all other rights and remedies provided to Secured Party under this Agreement, the Loan Agreement, the Note, and applicable law and equity.

          7. The Secured Party' Duties and Right to Perform. The powers conferred on the Secured Party hereunder are solely to protect the Secured Party' interest in the Collateral and shall not impose any duty upon it to exercise any such powers. The Secured Party shall have no duty as to the Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to the Collateral. If the Debtor fails to perform any of its obligations hereunder, or under any agreement giving use to or in connection with any Account Receivable, the Secured Party may themselves perform, or cause the performance of, such agreement, and the expenses of the Secured Party incurred in connection therewith shall be payable by the Debtor.

          8. Indemnity and Expenses. The Debtor agrees to indemnify the Secured Party from and against any and all claims, losses and liabilities arising out of or connected with this Agreement (including, without limitation, enforcement of this Agreement), except claims, losses or liabilities resulting solely from the Secured Party' gross negligence or wilful misconduct.

          9.   Security Interest Absolute.  All rights of the
Secured Party hereunder, and all obligations of the Debtor hereunder, shall be absolute and unconditional, irrespective of:

               (a) any lack of validity or enforceability of the Indebtedness or any agreement or instrument contemplated thereby;

               (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Indebtedness, or any other amendment or waiver of or any consent to any departure from the terms of the Indebtedness or any other agreements contemplated thereby;

               (c) any exchange, release or non-perfection of any other security interest, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Indebtedness; or

               (d) any other circumstance (other than payment in full) which might otherwise constitute a defense available to, or a discharge of, the Debtor in respect of the Indebtedness or in respect of this Agreement.

          10. Cumulative Security. Neither the execution and delivery of this Agreement nor the taking hereafter of any security for payment of the Indebtedness shall in any manner impair or affect any other security for payment of the Indebtedness. All such present and future additional security is to be considered as cumulative security.

          11. Continuing Agreement. This is a continuing agreement and the grant of a security interest hereunder shall remain in full force and effect and all the rights, powers and remedies of Secured Party hereunder shall continue to exist until the Indebtedness is paid in full as the same becomes due and payable and until Secured Party, upon request of Debtor, has executed a written termination statement, reassigned to Debtor without recourse the Collateral and all rights conveyed hereby, and returned possession of the Collateral to Debtor.

          12. Notices. All notices, requests and other communications to either party hereunder shall be in writing and shall be given to such party at its address or telefax number set forth at the beginning of this Agreement or such other address or telefax number of which such party may hereafter give notice to the other. Each such notice, request or other communication shall be effective (i) if given by telefax, upon transmission with a machine-generated transmittal confirmation, (ii) if given by mail, 72 hours after such communication is deposited in the United States mails with first class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when delivered at the address specified in this Section.

          13. Remedy and Waiver. Secured Party may remedy any Default without waiving the Default rendered, and may waive any Default without waiving any prior or subsequent Default.
No failure or delay by the Secured Party in the exercise of any right or remedy under this Agreement or under the Uniform Commercial Code or any applicable law shall operate as a waiver hereunder or thereunder, and no partial exercise by the Secured Party of any right or remedy of the Secured Party hereunder or thereunder shall preclude the further exercise by the Secured Party of any other right or remedy hereunder or thereunder.

          14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

          15.  Successors and Assigns.  The rights and
obligations of the parties hereto shall be binding on and shall inure to the benefit of their successors and assigns, except that in accordance with Section 6 of this Agreement, the rights and obligations hereunder may not be assigned by Debtor.

          16. Modification. This agreement or any provision hereof may be modified or amended only by a written agreement signed by both parties hereto.

          18. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first above written.

                           DEBTOR

                           nSTOR TECHNOLOGIES, INC.

                                  /s/ Mark F. Levy
                           By: ___________________________

                                    Mark F. Levy
                           Name:__________________________
                           Title:   Vice President


                           Secured Party

                               /s/ H. Irwin Levy
                           ________________________________
                           H. Irwin Levy





Exhibit 10.3

                          LOAN AGREEMENT

     This Loan Agreement (the "Agreement") is made as of the 31st day of July, 1998 by and between nSTOR TECHNOLOGIES, INC. a Delaware corporation, with its principal place of business at 100 Century Boulevard, West Palm Beach, Florida 33417; Fax: (561) 640-3160 (the "Borrower") and H. Irwin Levy, an individual resident of the State of Florida, with a business address at 100 Century Boulevard, West Palm Beach, Florida 33417; Fax: (561) 640-3160 (the "Lender").

     In consideration of the mutual covenants contained herein and other good and valual consideration, the receipt and sufficiency of which are hereby acknoledged, Lender and Borrower agree as follows:

     1.   Loan and Note.

          (a) Subject to the terms and conditions of this Agreement, Lender agrees to lend to Borrower, the principal amount of ONE MILLION FIVE HUNDRED THOUSAND Dollars ($1,500,000.00) (the "Maximum Loan Amount"), as may be amended, renewed, increased, restated, replaced, or otherwise modified from time to time (the "Loan"). The Loan shall be evidenced by a promissory note of Borrower payable to order of Lender of even date herewith, in the form attached hereto and incorporated herein as Exhibit "A", as may be amended, renewed, increased, restated, replaced, or otherwise modified from time to time (the "Note"), and shall bear interest at the rate and be subject to such repayment and other terms as set forth therein and herein. The outstanding balance of the Loan may increase and decrease from time to time, and Advances thereunder may be repaid and reborrowed, but the total of Advances outstanding at any one time under the Revolving Loan shall never exceed the Maximum Loan Amount.

          (b) The proceeds of the Loan are to be used by the Borrower solely as working capital in the ordinary course of Borrower's business.

     2. Collateral Security. The Borrower's obligations under this Agreement and the Note shall be secured by a security interest (the "Security Interest") in all assets of the Borrower pursuant to a security agreement of even date herewith, in the form attached hereto as Exhibit B (the "Security Agreement").
The security interest granted to Lender pursuant to the Security Agreement shall be (i) subordinated to (A) the security interest in favor of Finova Capital Corporation (the "Finova Security Interest") as evidenced by the loan or credit agreement in effect between Finova Capital Corporation and the nStor Corporation, Inc. as of the date hereof and the UCC-1 Financing Statement relating thereto filed of record with the Secretary of State of the State of Florida as of the date hereof, (B) the security interests granted under other "Senior Indebtedness" (as hereinafter defined) (the "Senior Indebtedness Security Interest"); and (ii) pari passu with (A) all security interests granted or granted hereafter to H. Irwin Levy, and (B) the security interests granted to other lenders as of the date hereof (the "Pari Passu Liens"). The Finova Security Interest, the Senior Indebtedness Security Interest, and the Pari Passu Liens are collectively referred to hereinafter as the "Permitted Liens"). The Borrower shall execute and deliver and cause to be executed and delivered such further instruments and documents, including without limitation UCC-1 Financing Statements, as shall be reasonably necessary and proper to effectuate the granting and perfection of the Security Interest.

     3. Subordination. The Lender shall execute and deliver such further instruments and documents as shall be reasonably necessary and proper to reflect the subordination of the Security Interest to the Permitted Liens. For purposes of this Agreement, Senior Indebtedness shall mean all indebtedness, obligations and liabilities of Borrower to banks and other financial institutions now existing or hereafter arising.

     4.   Loan Documents.  This Agreement, the Note, the Security
Agreement, as the same may be amended, renewed, increased, restated, replaced, or otherwise modified from time to time, together with such financing statements, subordination agreements, and other instruments and documents as shall be delivered in connection therewith shall be referred to collectively herein as the "Loan Documents".

     5.   Covenants of Borrower.

          Borrower hereby covenants and agrees with Lender as follows:

          (a) To duly and punctually perform, observe and comply with all of the terms, provisions, conditions, covenants and agreements on its part to be performed, observed and complied with hereunder and under the Loan Documents. Borrower will not suffer or permit any Event of Default (as hereinafter defined) to exist hereunder or thereunder. Borrower will promptly give notice in writing to Lender of the occurrence of any event or circumstance materially affecting in an adverse manner Borrower's ability to repay the Loan.

          (b) The Borrower shall not use the proceeds of the Loan for any purpose other than the permitted purposes set forth in Section 1(b) of this Agreement.

     6. Representations and Warranties of Borrower. As a condition to and as an inducement to the Lender to make the Loan hereunder, Borrower hereby represents, warrants and certifies to the Lender that as of the date hereof, for so long as any portion of the Loan, or any accrued interest thereon, is outstanding and not paid to Lender in full and for so long as any of Borrower's obligations under any of the Loan Documents have not been satisfied, each of the following statements is and will remain true and correct in all respects:

          (a) The execution and delivery of the Loan Documents, and the performance by the Borrower of its obligations thereunder, will not be in conflict with, or constitute (with or without the passage of time or giving of notice) a breach or default under, or require any consent or waiver (other than any consents or waivers that have been obtained), or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon the assets of the Borrower under (i) any provision of the articles of incorporation or bylaws of the Borrower as in effect on the date hereof, (ii) any instrument, mortgage, deed of trust, contract or agreement to which the Borrower is a party or by which it is bound, or (iii) any judgment, decree or order of a court, tribunal or governmental authority by which the Borrower is bound.

          (b) Each of the Loan Documents to which Borrower is a party has been duly authorized and validly executed by the Borrower pursuant to all requisite corporate action of the Borrower, and is and will remain the duly valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms.

          (c) Neither the Borrower nor any of its properties or assets are bound by, subject to or affected by any note, indebtedness, bond, mortgage, lien, indenture, deed of trust, or other similar instrument or obligation other than: (i) those established pursuant to the Loan Documents, (ii) those underlying or those which may hereafter be established as and underlying the Permitted Liens or the Pari Passu Liens, and (iii) debt incurred in the ordinary course of business of the Borrower.

          (d) Neither the Borrower nor any of its properties or assets are subject to any order, writ, injunction, directive or decrees or statute, rule or regulation not applicable to Florida corporations generally.

          (e) No authorizations, approvals, consents of, and no filings or registrations with, any governmental or regulatory authority or agency are necessary for the execution, delivery or performance by the Borrower of any of the Loan Documents to which it is a party or for the validity or enforceability thereof, except for the filings and recordings of UCC-1 Financing Statements pursuant to the Loan Documents.

          (f) Except as set forth on Schedule A attached hereto, there are no actions, suits, proceedings or investigations pending or threatened, including without limitation, actions, suits or proceedings relating to product or service liability claims, against or affecting the Borrower or any of its properties or business, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, whether as plaintiff or defendant, which individually or in the aggregate could have a material adverse effect on the properties, operations or financial condition of the Borrower. There is no state of facts or contemplated event which may reasonably be expected to give rise to such claim, action, suit, proceeding or investigation which could have a material adverse effect on the properties, operations or financial condition of the Borrower. The Borrower is not operating under, or subject to, or in default with respect to, any judgment, order, writ, injunction, rule, regulation or decree of any court or federal, state, municipal or other governmental agency or body, domestic or foreign.

          (g) The Borrower i s not in violation of, or default under (i) any instrument, mortgage, deed of trust, contract or agreement to which it is a party or by which it is bound, or (ii) any provision of the articles of incorporation or bylaws of the Borrower.

          (h) There are no liens, mortgages, encumbrances, security interests or rights of third parties with respect to the Collateral (as defined in the Security Agreement) other than the Permitted Liens.

          (i) As of the date hereof, after taking into account the transactions contemplated by the Loan Documents, the fair value of the Borrower or any and all property (tangible and intangible) of the Borrower is greater than the total amount of liabilities, including any contingent liabilities, of the Borrower.

          (j) As of the date hereof, after taking into account the transactions contemplated by the Loan Documents, the present fair salable value of the Borrower or of the assets (tangible or intangible) of the Borrower is not less than the amount that will be required to pay the probable liabilities of the Borrower on its existing debts as the debts become absolute and matured.

          (k) As of the date hereof, after taking into account the transactions contemplated by the Loan Documents, the Borrower is able to realize upon its assets (tangible and intangible) and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business.

          (l) The Borrower owns, holds or licenses all material patents, trademarks, franchises, licenses, permits, rights-of-way and consents as are required or necessary to own its material properties and assets and to conduct its businesses as presently conducted.

          (m) As of the date hereof, after taking into account the transactions contemplated by the Loan Documents, the Borrower does not have an unreasonably small capital, taking into consideration, among other things, the following:

               (i) The cash and other current assets of the Borrower;

               (ii)  The experience of the management in
operating the business and in acquiring and disposing of assets;

               (iii) Contingent liabilities of the Borrower;

               (iv)  The amortization requirements of all
long-term debt and the anticipated interest payable on all debt;
and

               (v) Customary terms of trade payables in the business in which the Borrower is engaged.

     7. Events of Default. The following events shall constitute "Events of Default" hereunder:

          (a) Borrower fails to pay any principal, interest, or other amount due on any indebtedness owed Lender under the Loan
Documents within ten (10) days after any such amount becomes due in accordance with the terms thereof or hereof;

          (b) There occurs an "Event of Default" under the Security Agreement or under the Note (as "Event of Default" is defined in those documents respectively) or Borrower fails to fully and promptly perform any agreement, term, covenant, or condition of this Agreement, the Note or the Security Agreement;

          (c) There occurs an event of default under any other instrument, agreement or document evidencing indebtedness from the Borrower to any other person or entity;

          (d) Borrower liquidates or dissolves, Borrower commences, or consents to or acquiesces in, a voluntary proceeding in bankruptcy or insolvency; Borrower applies for, or consents or acquiesces in, the appointment of a receiver for all or a substantial part of its property; Borrower makes an assignment for the benefit of creditors; or Borrower is unable to pay its debts as they mature or admits in writing its inability to pay it debts as they mature;

          (e) An involuntary proceeding in bankruptcy or insolvency is commenced against Borrower; a receiver is involuntarily appointed for all or a substantial part of the property of Borrower; or an order is entered for the issuance of a warrant of attachment, execution, distraint, or similar process against all or a substantial part of the property of Borrower; and

          (f) Any breach of a representation, warranty or covenant made by Buyer hereunder or if any representation or warranty made by Buyer hereunder is untrue.

     8.   Remedies of Lender.   Borrower agrees that the
occurrence of such Event of Default shall constitute a default under each of the Loan Documents, and, other than as provided in Section F.1 hereof, in the event such Event of Default shall continue unremedied for a period of thirty (30) days after the earlier to occur of (i) an officer of Borrower becomes aware of such default or (ii) notice of such default to the Borrower by the Lender, Lender shall be entitled to: (1) accelerate and declare immediately due and payable all indebtedness evidenced by this Agreement and the Note; (2) exercise any and all of the various remedies therein provided herein, in the Note, in the Security Agreement and in any other of the Loan Documents; and


(3) cumulatively exercise all other rights, options and privileges, and remedies provided by law or in equity.

     9. Notices. All notices, requests and other communications to either party hereunder shall be in writing and shall be given to such party at its address or telefax number set forth at the beginning of this Agreement or such other address or telefax number of which such party may hereafter give notice to the other. Each such notice, request or other communication shall be effective (i) if given by telefax, upon transmission with a machine-generated transmittal confirmation, (ii) if given by mail, 72 hours after such communication is deposited in the United States mails with first class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when delivered at the address specified in this Section.

     10.  Miscellaneous.

          (a) Whenever in this Agreement one of the parties hereto is named or referred to, the heirs, legal representatives, permitted successors and permitted assigns of such party shall be included, and all covenants and agreements contained in this Agreement by or on behalf of Borrower or by or on behalf of Lender shall bind and inure to the benefit of their respective heirs, legal representatives, permitted successors and permitted assigns, whether so expressed or not.

          (b) The headings of the sections, paragraphs and subdivisions of this Agreement are for the convenience of reference only, are not to be considered a part hereof and shall not limit or otherwise affect any of the terms hereof.

          (c) Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only by written instrument signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

          (d)  This Agreement shall be governed in its
enforcement, construction and interpretation by the laws of the State of Florida, without reference to principles of conflict of laws. The exclusive venue for any litigation in connection with or arising out of this Agreement or the Note shall be Palm Beach County, Florida.

          (e) In the event any legal proceedings are instituted between the parties concerning this Agreement or the Note, the prevailing party shall be entitled to recover its costs of suit, including reasonable attorneys' fees, at both trial and appellate levels from the losing party.






          (f) BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE NOTE, OR ANY OF THE OTHER LOAN DOCUMENTS, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF
EITHER PARTY.   THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE
LENDER TO ENTER INTO THE LOAN.

          (g) This Agreement may not be amended or modified except by a writing signed by both parties hereto.

          (h) This Agreement, the Note, the Security Agreement and the other Loan Documents shall constitute the entire agreement and understanding of the parties hereto with respect to the subject matter hereof, and there are no other agreements or understandings, oral or written, that are not merged herein or superseded hereby.

          (i) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.


     IN WITNESS WHEREOF, Borrower and Lender have executed this
Agreement as of the date first set forth above.

                           BORROWER

                           nSTOR TECHNOLOGIES, INC.

                                 /s/ Mark F. Levy
                           By:___________________________

                           Name:  Mark F. Levy

                           Title: Vice President


                           LENDER

                                  /s/ H. Irwin levy
                           _____________________________
                           H. Irwin Levy










                            SCHEDULE A

1.  Pending Litigation

    Complaint filed in Nassau County, New York involving a claim for contractual and proprietary interests in the prospect of a transaction to purchase certain net assets acquired by Borrower.



                           EXHIBIT A


                        Exhibit A omitted



                           EXHIBIT B


                  (Security Agreement filed as a
                   separate exhibit at exhibit 10.2)